Consent of Ernst & Young LLP, Independent Registered
                             Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C shares Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated April 7, 2006, on the financial statements and financial highlights of Pioneer Select Value Fund included in the Annual Report to the Shareowners for the year ended February 28, 2006 included in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 333-113616) of Pioneer Select Value Fund.


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2005